Draft
                                                                      9/29/98

        [Form of Fixed Rate Global Redeemable or Non-Redeemable Note]

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Registered                                                              CUSIP
Number R-

                      CHRYSLER FINANCIAL COMPANY L.L.C.

                              [ ]% NOTES DUE [ ]

         Chrysler Financial Company L.L.C., a limited liability company duly organized and existing under the laws of the State of Michigan (herein referred to as the "Company"), for value received, hereby promises to pay CEDE & CO., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum shown from time to time on the records of the Company as represented by this certificate, limited in principal amount to [ ] ($[ ]), and to pay interest thereon, as provided below.

         This Global Security is one of a duly authorized issue of debentures, notes, bonds and other evidences of indebtedness of the Company (herein called the "Debt Securities") of the series herein specified, all issued or to be issued under an indenture dated as of February 15, 1988, as supplemented by a first supplemental indenture dated as of March 1, 1988, a second supplemental indenture dated as of September 7, 1990 and a third supplemental indenture dated as of May 4, 1992, each between Chrysler Financial Corporation ("CFC") and Manufacturers Hanover Trust Company, which has been succeeded by United States Trust Company of New York as successor trustee (the "Trustee", which term includes any successor Trustee under such indenture), and a fourth supplemental indenture dated as of October __, 1998, between the Company (as successor to CFC) and the Trustee (such indenture as so supplemented and as the same may be amended or supplemented or restated from time to time, the "Indenture") to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Global Security is one of the outstanding notes of a series designated as the [ ]% Notes due [ ] of the Company, limited in aggregate principal amount to $[ ] (herein called the "Notes").

         All terms used but not defined in this Global Security that are defined in the Indenture shall have the meanings assigned to them therein.

         Maturity and Redemption.  The Notes shall mature on [            ].

         [If applicable, insert -- The Notes of this series may not be redeemed prior to Maturity,]

         [If applicable, insert -- do not provide for any sinking fund,]

         [If applicable, insert -- The Notes of this series are subject to redemption [(1)] [If applicable, insert -- on __________ in any year commencing with the year ____ and ending with the year ___ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and] [(2)] [If applicable, insert -- at any time [on or after __________), as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed on or before __________, ____%, and if redeemed] during the 12-month period beginning ___________ of the years indicated.

            Year       Redemption Price         Year         Redemption Price
            ----       ----------------         ----         ----------------



and thereafter at the Redemption Price equal to ____% of the principal amount, together in the case of any such redemption [If applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Note whose Maturity is on or prior to such Redemption Date will be payable to the Holder of record of this Note at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- The Securities of this series are subject to redemption (1) on ___________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ____________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: if redeemed during the 12-month period beginning ___________ of the years indicated,

                                                  Redemption Price for
                          Redemption Price for    Redemption
                          Redemption Through      Otherwise Than
                          Operation  of the       Through Operation of
                  Year    Sinking Fund            the Sinking Fund
                  ----    --------------------    --------------------


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

and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Note whose Maturity is on or prior to such Redemption Date will be payable to the Holder of record of this Note at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [Notwithstanding the foregoing, the Company may not, prior to ______________, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

         [The sinking fund for this series provides for the redemption on _____________ in each year, beginning with the year ____ and ending with the year ____, of [not less than] $__________ [("mandatory sinking fund") and not more than $_________] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due,]]

         Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

         Payment of Principal and Interest. The Notes shall bear interest at the rate of [ ]% per annum from [ ] or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually in arrears on each [ ] and [ ] or, if such day is not a Business Day, on the next succeeding Business Day, beginning [ ], and at Maturity to the persons in whose names the Notes (or any Predecessor Securities) are registered at the close of business on the [ [ ], as the case may be, immediately preceding such Interest Payment Date or, in the case of interest payable at Maturity, to the persons to whom principal shall be payable. Interest payments on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         Funds for the payment of the principal of (and premium, if any ) and interest on this Note due on any Interest Payment Date or at maturity will be made available on such date to The Chase Manhattan Bank as issuing and paying agent for the Notes (the "Paying Agent," which term includes any successor Paying Agent with respect to the Notes). The Paying Agent will thereupon pay such funds to the Depositary or its nominee in accordance with the Letter of Representations, dated [ ], among the Company, the Paying Agent, as issuing agent and paying agent, and the Depositary. Payment of the principal of and interest on this Note shall be made only in U.S. Dollars.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York are not authorized or obligated by law to close.

         Other Provisions. The Notes will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company.


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
         If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount of and all accrued but unpaid interest on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of a Note shall be conclusive and binding upon such Holder and upon all future holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor on in lieu thereof whether or not notation of such consent or waiver is made upon such Note.

         The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision hereof or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the times, place and rates, and in the coin or currency, herein prescribed.

         The Notes are issuable only in registered form without coupons in denominations of $[1,000] and any integral multiple thereof.

         Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof and of the Notes represented hereby for all purposes, whether or not such Notes be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


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

         IN WITNESS WHEREOF, the Company has caused this Global Security to be signed, by manual or facsimile signature, by its Chairman of the Board, its President or one of its Executive Vice Presidents or Vice Presidents and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, and has caused its seal to be affixed hereto or imprinted hereon.

DATED:   [                        ]

                                  CHRYSLER FINANCIAL COMPANY L.L.C.



[SEAL]                            By _____________________________________
                                     Title:



                                  By _____________________________________
                                     Title:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes issued under the within-mentioned
                                 Indenture.

                                  THE CHASE MANHATTAN BANK
                                        Authenticating Agent for the Trustee



                                  By _____________________________________
                                             Authorized Officer


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